Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint each of, MARK M. McGUIRE, THOMAS E. MORAN and LIZBETH L. WRIGHT his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of Eaton Corporation plc, an Irish organized corporation, to any and all registration statements and amendments thereto that are intended to be filed with the Securities and Exchange Commission for the purpose of registering Eaton Corporation plc’s ordinary shares and/or participation interests issuable or issued under any “employee benefit plan” (as defined in the Securities Act of 1933, as amended) or other equity-related plan or agreement previously registered by Eaton Corporation or Cooper Industries plc prior to the date hereof, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any registration statement or amendment filed after December 1, 2013.

IN WITNESS WHEREOF, this Power of Attorney has been signed in Cleveland, Ohio, this 23rd day of October 2012.

/s/ Alexander M. Cutler Alexander M. Cutler, Chairman and Chief Executive Officer; President; Principal Executive Officer, Director	/s/ Richard H. Fearon Richard H. Fearon, Vice Chairman and Chief Financial and Planning Officer; Principal Financial Officer

/s/ Billie K. Rawot Billie K. Rawot, Senior Vice President and Controller; Principal Accounting Officer	/s/ George S. Barrett George S. Barrett, Director

/s/ Todd M. Bluedorn Todd M. Bluedorn, Director	/s/ Christopher M. Connor Christopher M. Connor, Director

/s/ Michael J. Critelli Michael J. Critelli, Director	/s/ Charles E. Golden Charles E. Golden, Director

/s/ Arthur E. Johnson Arthur E. Johnson, Director	/s/ Ned C. Lautenbach Ned C. Lautenbach, Director

/s/ Deborah L. McCoy Deborah L. McCoy, Director	/s/ Gregory R. Page Gregory R. Page, Director